UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 24, 2012

FOX CHASE BANCORP, INC.
(Exact Name of Registrant as Specified in Its Charter)

Maryland (State or other jurisdiction of incorporation or organization)	000-54025 (Commission File Number)	35-2379633 (IRS Employer Identification No.)

4390 Davisville Road, Hatboro, Pennsylvania 19040
(Address of principal executive offices) (Zip Code)

(215) 682-7400
(Registrant’s telephone number, including area code)

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)           On April 24, 2012, the Board of Directors of Fox Chase Bank, the wholly owned subsidiary of Fox Chase Bancorp, Inc. (the “Company”), adopted the Fox Chase Bank 2012 Executive Incentive Compensation Plan (the “EICP”).  The plan is effective as of January 1, 2012.

The EICP is a variable cash incentive plan that is designed to motivate certain executives to achieve financial performance objectives as established each year by the Compensation Committee and to reward them when such objectives are met.  Under the EICP, each participant receives a potential payment as a percentage of the base salary of the executive based on a combination of Company and individual performance as shown below:

	2012 EICP Incentive Opportunities
Role	Below Threshold	Threshold (50% of Target)	Target (100%)	Stretch (1) (150% of Target)
Chief Executive Officer	0%	17.5%	35.0%	52.5%
Chief Operating/Credit Officer	0	17.5	35.0	52.5
Chief Financial Officer	0	15.0	30.0	45.0
Chief Lending Officer	0	15.0	30.0	45.0

(1)	To achieve stretch payouts, Fox Chase Bancorp must achieve a predefined threshold level of net income.

Fox Chase Bancorp Performance Measures

Each participant’s performance is measured relative to their contribution to the achievement of certain performance measures, which include: (1) achievement of profit plan objectives, which focuses on net income, earnings per share, tangible book value per share, net interest income, non-interest expense, return on assets and equity and the ratio of non-performing assets to total assets; (2) the ability to obtain efficiencies, as measured by efficiency ratio and the net interest margin; (3) the ability to grow deposits; and (4) the ability to grow assets, which focuses on the size and growth of the commercial loan portfolio, new loan production and loan fee revenue generated.  Management tracks the progress of such performance measures on a quarterly basis and shares the results with the Compensation Committee.  The Compensation Committee can use its discretion to determine whether full weight or partial weight should be given for the specific performance measures.

The Compensation Committee also considers improvement in the long-term value of the Company through evaluating the following factors:

1.	Making sound and prudent financial and strategic choices about the use of capital.

2.	Hiring, developing and retaining a motivated and efficient staff.

3.	Making good judgments about risk and pricing of products.

4.	Building high quality earnings.

 Individual Performance Measures

In addition to the Company performance measures above, each EICP participant has subjective individual performance measures that reflect required contributions specific to their functional area. The Compensation Committee, in its sole discretion, determines whether a participant has achieved his individual performance measures for the 2012 plan year.

The 2012 Individual Performance Measures are as follows:

Role	Individual Performance Measures
Chief Executive Officer	None

Chief Operating Officer	Reduce non-performing assets and improve credit/asset quality

Chief Financial Officer	Maintain internal control environment

Chief Lending Officer	Maintain credit/asset quality and achieve cash management fee income objectives

The following chart shows how each participant’s incentive opportunity is allocated based on the Compensation Committee’s evaluation of their contribution to the achievement of the Fox Chase Bancorp Performance Measures noted above and each participant’s individual performance measures. The Compensation Committee has full discretion in determining the weight given to a specific Bank or individual performance measure.

Position	Fox Chase Bancorp Performance Measures	Individual Performance Measures
Chief Executive Officer	100%	0%
Chief Operating Officer	65	35
Chief Financial Officer	70	30
Chief Lending Officer	65	35

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 27, 2012	By:	/s/ Roger S. Deacon
Roger S. Deacon
Executive Vice President and Chief Financial Officer